CERTIFICATE OF AMENDMENT
                         TO THE CERTIFICATE OF INCORPORATION
                            BRADLEY PHARMACEUTICALS, INC.



          TO:  The Secretary of State
               State of New Jersey


          Pursuant to the provisions of Section 14A:9-2 and Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned officers of BRADLEY PHARMACEUTICALS, INC. (the "Corporation"), a Corporation of the State of New Jersey, execute the following Certificate of Amendment of the Corporation's Certificate of
          Incorporation:

          1.   The name of the Corporation is BRADLEY PHARMACEUTICALS, INC.

          2. The Certificate of Incorporation was filed in the office of the New Jersey Secretary of State on January 9, 1985.

          3. Article III of the Certificate of Incorporation is amended to read as follows:

               "The Corporation is authorized to issue Two Thousand Five Hundred (2,500) shares of capital stock without nominal or par value."

          4. One Hundred (100) shares are entitled to vote on the Amendment. One Hundred (100) shares voted for the Amendment and Zero (0) shares voted against the Amendment.


          IN WITNESS WHEREOF, the President and Secretary of the above named Corporation have executed this Certificate of Amendment.


          ATTEST:

          /s/ Iris Glassman                       /s/ Daniel Glassman
          -------------------------               -------------------------
          IRIS GLASSMAN,                          DANIEL GLASSMAN,
          Secretary                               President

                               CERTIFICATE OF AMENDMENT
                         TO THE CERTIFICATE OF INCORPORATION
                            BRADLEY PHARMACEUTICALS, INC.



          TO:       The Secretary of State
                    State of New Jersey

          Pursuant to the provisions of Section 14A:9-2 and Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned officer of BRADLEY PHARMACEUTICALS, INC. (the "Corporation"), a corporation of the State of New Jersey, executes the following Certificate of Amendment to the Corporation's Certificate of Incorporation and certifies as follows:

                    1.   The name of the Corporation is BRADLEY
          PHARMACEUTICALS, INC.

                    2.   The Certificate of Incorporation of the
          Corporation was filed in the office of the New Jersey Secretary of State on January 9, 1985 and was amended on March 6, 1990.

                    3. Paragraphs 1, 2, 3(ii), 4 and 5 of Article III of the Certificate of Incorporation are amended to read as follows:

                         "1.  The Corporation shall have the authority, to
                    be exercised by the Board of Directors, to issue twenty seven million, three hundred thousand (27,300,000) shares of Common Stock, each share having no par value, and two million (2,000,000) shares of Preferred Stock, each share having no par value."

                         "2.  The authorized shares of Common Stock of the
                    Corporation shall be divided into two classes, of which twenty six million, four hundred thousand (26,400,000) shares shall be designated Class A Common Stock and nine hundred thousand (900,000) shares shall be designated Class B Common Stock."

                         "3.  The rights, preferences and limitations of
                    the Class A Common Stock and the Class B Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law:

                    (ii) holders of Class A Common Stock and holders of
                         Class B Stock shall vote together as a single class upon any and all matters submitted to the shareholders of the Corporation for a vote, provided, however, that holders of Class A Common Stock and holders of Class B Common Stock shall vote as two separate classes to authorize any proposed amendment to the Corporation's Certificate of Incorporation that amends, restates or repeals this Article III, Section 3 or has the effect of an amendment, restatement or repeal, and provided, further, that, notwithstanding anything to the contrary contained herein, so long as there are at least three hundred twenty-five thousand (325,000) shares of Class B Common Stock issued and outstanding, the holders of Class B Common Stock shall vote as a separate class to elect a majority (consisting of the sum of one plus one-half of the total number of directors) of the directors of the Corporation (who shall be known as 'Class B Directors'), to remove any Class B Director with or without cause at any time and to fill all vacancies among Class B Directors, and the holders of Class A Common Stock and voting Preferred Stock, if any, shall vote together as a single class to elect the remainder of the directors of the Corporation (who shall be known as 'Class A Directors'), to remove any Class A Director with or without cause at any time and to fill all vacancies among Class A Directors."

                    4.   Upon the filing of this Amendment, each
          outstanding share of the Common Stock of the Corporation shall be reclassified as one-fourth (1/4) share of Common Stock, reflecting a one-for-four reverse stock split.

                    5. Three million six hundred thousand (3,600,000) shares were entitled to vote on the Amendment, a majority of which shares voted for the Amendment and none of which shares voted against the Amendment. The foregoing Amendment was adopted by the shareholders of the Corporation on October 23, 1991 by written consent.

                    IN WITNESS WHEREOF, the Chairman of the Board of the above named Corporation has executed this Certificate of Amendment this 24th day of October, 1991 and certifies that the statements made herein are true under penalties of perjury.



                                             /s/ Daniel Glassman
                                             ---------------------------
                                                    Daniel Glassman,
                                                 Chairman of the Board

                               CERTIFICATE OF AMENDMENT
                         TO THE CERTIFICATE OF INCORPORATION
                            BRADLEY PHARMACEUTICALS, INC.


          TO:       The Secretary of State
                    State of New Jersey


          Pursuant to the provisions of Section 14A:9-2 and Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned officer of BRADLEY PHARMACEUTICALS, INC. (the "Corporation"), a corporation of the State of New Jersey, executes the following Certificate of Amendment to the Corporation's Certificate of Incorporation and certifies as follows:

                    1.   The name of the Corporation is BRADLEY
          PHARMACEUTICALS, INC.

                    2.   The Certificate of Incorporation of the
          Corporation was filed in the office of the New Jersey Secretary of State on January 9, 1985.

                    3. Article III of the Certificate of Incorporation is amended to read as follows:

                    "1.  The Corporation shall have the authority, to be
               exercised by the Board of Directors, to issue Thirty Million (30,000,000) shares of Common Stock, each share having no par value, and Two Million (2,000,000) shares of Preferred Stock, each share having no par value.

                     2. The authorized shares of Common Stock of the Corporation shall be divided into two classes, of which twenty six million four hundred thousand (26,400,000) shares shall be designated Class A Common Stock and three million six hundred thousand (3,600,000) shares shall be designated Class B Common Stock.

                     3. The rights, preferences and limitations of the Class A Common Stock and the Class B Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law:

                   (i) each share of Class A Common Stock shall entitle the holder thereof to one vote upon any and all matters submitted to the shareholders of the Corporation for a vote, and each share of Class B Common Stock shall entitle the holder thereof to five votes upon any and all matters submitted to the shareholders of the Corporation for a vote, except the election of directors, as to which each share of Class B Common Stock shall entitle the holder thereof to one vote,

                  (ii) holders of Class A Common Stock and holders of Class B Common Stock shall vote together as a single class upon any and all matters submitted to the shareholders of the Corporation for a vote, provided, however, that holders of Class A Common Stock and holders of Class B Common Stock shall vote as two separate classes to authorize any proposed amendment to the Corporation's Certificate of Incorporation that amends, restates or repeals this Article III, Section 3 or has the effect of an amendment, restatement or repeal, and provided, further, that, notwithstanding anything to the contrary contained herein, so long as there are at least one million three hundred thousand (1,300,000) shares of Class B Common Stock issued and outstanding, the holders of Class B Common Stock shall vote as a separate class to elect a majority (consisting of the sum of one plus one-half of the total number of directors) of the directors of the Corporation (who shall be known as 'Class B Directors'), to remove any Class B Directors with or without cause at any time and to fill all vacancies among Class B Directors, and the holders of Class A Common Stock and voting Preferred Stock, if any, shall vote together as a single class to elect the remainder of the directors of the Corporation (who shall be known as 'Class A Directors'), to remove any Class A Director with or without cause at any time and to fill all vacancies among Class A Directors,

                 (iii) each share of Class B Common Stock shall convert into one share of Class A Common Stock upon, and as of the date of, the delivery to the Corporation of the written demand by the holder thereof for such conversion, which demand may be delivered at any time, and

                  (iv) each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon the sale, pledge, hypothecation or any other transfer of any interest therein including, without limitation, into a trust and by the operation of any will or the laws of descent and distribution (a 'Transfer'), except upon a Transfer to a person who immediately prior to such Transfer is a holder of a share or shares of Class B Common Stock.

                     4. The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance."

                    4. A new Article shall be added to the Certificate of Incorporation and shall read as follows:

                                     ARTICLE VII
                                   Indemnification
                                   ---------------

                    "For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its shareholders of any class or series, as the case may be, it is further provided that:

                    1. The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of Directors.

                    2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

                    3. The Corporation shall, to the fullest extent permitted by Section 14A:3-5(8) of the New Jersey Business Corporation Act, as the same may be amended and supplemented (the 'Act'), indemnify all corporate agents against their expenses and liabilities in connection with any proceeding involving them by reason of their being or having been corporate agents. The indemnification provided for herein shall not be deemed exclusive of any other rights to which corporate agents may be entitled under any other statute or any By-Law, agreement, or vote of shareholders and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of a corporate agent. The term 'corporate agent' as used herein shall have the meaning attributed to it by
                    Section 14A:3-5(1)(a) of the Act and by any other applicable provision of law.

                    4. A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except as expressly provided in Section 14A:2-7(3) of the Act."

                    5.   Upon the filing of this Amendment, each
          outstanding share of the Common Stock of the Corporation shall be reclassified as one thousand four hundred and forty (1,440) shares of Class B Common Stock.

                    6. Two thousand four hundred and twenty (2,420) shares were entitled to vote on the Amendment, all of which shares voted for the Amendment and none of which shares voted against the Amendment. The foregoing Amendment was adopted by the shareholders of the Corporation on February 9, 1990, by unanimous written consent.

                    IN WITNESS WHEREOF, the Chairman of the Board of the above named Corporation has executed this Certificate of Amendment this 9th day of February, 1990 and certifies that the statements made herein are true under penalties of perjury.



                                              /s/ Daniel Glassman
                                             ----------------------------
                                             Daniel Glassman, Chairman of
                                                       the Board

                             CERTIFICATE OF INCORPORATION

                                          OF

                            BRADLEY PHARMACEUTICALS, INC.



                    THE UNDERSIGNED, who is at least 18 years of age, in

          order to form a corporation pursuant to the provisions of the New

          Jersey Business Corporation Act, certifies that:

                                      ARTICLE I

                                    Corporate Name
                                    --------------

                    The name of the corporation is Bradley Pharmaceuticals, Inc.

                                      ARTICLE II

                                       Purpose
                                       -------

                    The purpose for which this corporation is organized is

          to engage in any activity within the purposes for which

          corporations may be organized under the New Jersey Business

          Corporation Act.

                                     ARTICLE III

                                    Capital Stock
                                    -------------

                    The corporation is authorized to issue one hundred

          shares of capital stock without nominal or par value.


                                      ARTICLE IV

                             Registered Office and Agent
                             ---------------------------

                    The address of the corporation's initial registered

          office is 122 Fairfield Road, Fairfield, New Jersey; the name of the corporation's initial registered agent at that address is

          Daniel Glassman.

                                      ARTICLE V

                               First Board of Directors
                               ------------------------

                    The first board of directors will consist of three

          persons whose names and addresses are as follows:

                    Daniel Glassman
                    18 Brittany Road
                    Montville, New Jersey 07045

                    Iris Glassman
                    18 Brittany Road
                    Montville, New Jersey 07045

                    David Hillman
                    74 Braemer Drive
                    Wayne, New Jersey 07470


                                      ARTICLE IV

                                     Incorporator
                                     ------------

                    The name and address of the incorporator of the

          corporation are as follows:

                              Peter H. Ehrenberg
                              Lowenstein, Sandler, Brochin,
                              Kohl, Fisher & Boylan
                              A Professional Corporation
                              65 Livingston Avenue
                              Roseland, New Jersey 07068


                    IN WITNESS WHEREOF, the undersigned has signed this

          Certificate of Incorporation this 7th day of January, 1985


                                             /s/ Peter H. Ehrenberg
                                        -------------------------------
                                        Peter H. Ehrenberg, Incorporator